Exhibit 6

                            UNDERWRITING AGREEMENT


     AGREEMENT made as of this 1st day of February, 1996, between PENN CAPITAL FUNDS, INC., a Pennsylvania corporation (the "Fund"), and
DUNWOODY BROKERAGE SERVICES, a __________ corporation (the
"Underwriter").

     1. The Underwriter will use its best efforts to find purchasers for and the Fund will sell, issue and deliver from time to time such purchasers, such part of the authorized shares of capital stock of the Fund remaining unissued as from time to time shall be effectively registered under the Securities Act of 1933, as amended (the "33 Act"), at prices determined as hereinafter provided and on the terms hereinafter set forth, all subject to applicable Federal and State laws and regulations and to the charter of the Fund.

     2. The Underwriter shall present all orders received by it for shares of capital stock of the Fund to the Fund by telegraphic or written purchase orders and each such orders hall be subject to the acceptance or rejection by the Fund in its sole discretion.

          2.1 notwithstanding any other provision hereof, whenever in the judgment of the President or a Vice President and the Treasurer or Secretary of the Fund such action is warranted by market, economic or political conditions or by abnormal circumstances of any kind, the Fund may suspend the offer of shares in effect and may, without liability under the provisions of this Agreement, decline to accept or confirm any orders or make any sales of shares or capital stock under this Agreement until such time as the Fund shall deem it advisable to resume the offering of such shares, provided that as soon as practicable after the taking of any such action a special meeting of the Board of Directors shall be called to be held as soon as practicable thereafter to determine whether or not such action shall then continue to be effective, and the period during, or the circumstance under, which such action shall continue or cease to be effective. During any period during which the offer of shares shall be suspended or the Fund shall decline to accept or confirm any such orders or make any such sales, the Fund shall be under no obligation to confirm or accept any such orders or make any such sale at any price.

          2.2 The Fund will use its best efforts to keep effectively registered under the 33 Act for sale as herein contemplated such shares of its capital stock as the Underwriter shall reasonably request and as the Securities and Exchange Commission (the "SEC") shall permit to be so registered.

     3. Sales by the Underwriter shall be made as agent for the Fund and all such sales be made to or though qualified dealers or others in such manner, not inconsistent with the provisions hereof and the then effective registration statement of the Fund under the 33 Act, (and related prospectus), as the Underwriter may determine from time to time.

          3.1 The Underwriter may form a group of underwriters to participate with it in performing under this Agreement, and the composition of such ground may be changed from time to time. If such group shall be formed, the Underwriter shall remain the principal underwriter, and be the representative of any other underwriters with the terms and conditions of this Agreement. It is understood and agreed that the Underwriter as principal underwriters will be primarily responsible for the preparation and supply of sales literature to all underwriters, be paid a fee by the other underwriters for managing the underwriting group and providing sales literature, payable out of the premium above net asset value at which underwriters are permitted to sell shares of capital stock of the Fund. The Fund reserves the right to engage and contract with other principal underwriters for the sale and distribution of its shares.

          3.2 The Underwriter will not make, or authorize any dealers or others to make, (a) any short sales of shares or (b) any sales of such shares to any officers, directors or partners of the Fund or of the Underwriters or of any corporation or firm furnishing investment advisory, managerial, or supervisory services to the Fund unless such sales are at the price then available to the public and unless the Underwriter shall be advised that the purchases are for investment and that such purchasers will advise the Underwriter of any sales of shares so purchased made less than two months after the date of purchase and the Underwriter will promptly advise the Fund of all such sales of shares, made less than two months after the purchase, or which it is advised. The Underwriter shall order shares of capital stock of the Fund from the Fund only to the extent that it shall have received purchase orders therefor.

     4. All shares of capital stock offered for sale or sold by the Underwriter shall be so offered or sold at a price per share (the "Offering Price") equal to the net asset value per share (determined as authorized from time to time by the Board of Directors of the Fund pursuant to its charter), plus a premium of not more than 4.75% of the offering price thereof. If the Offering Price per share so determined is not an exact multiple of one cent it shall be adjusted to the nearest cent. In all cases the Offering Price per share for the size of purchase shall be strictly in accordance with the Offering Price described in the currently effective prospectus of the Fund.

          4.1 For the purpose of determining the offering price, the net asset value of any such shares shall be so determined in accordance with the then current offering prospectus. The Fund, or its authorized agent, will promptly furnish to the Underwriter a statement of the Offering Price as often as such net asset value is determined and such statement shall at the request of the Underwriter show the basis of computation of the Offering Price.

          4.2 Orders presented by the Underwriter for shares, if accepted by the Fund, shall be accepted and confirmed by it or its duly authorized agent at the Offering Price in effect at the time of its receipt of such order at its principal office.

          4.3 The Underwriter will not in any event (a) offer for sale or sell shares of capital stock in excess of the number then effectively registered under the 33 Act, and available for sale, or
(b) offer for sale or sell any shares in violation of any applicable Federal or State law, rule or regulation.

          4.4 The public offering price may be reduced within the limits of the above-mentioned premium in the case of single sales (as defined in the prospectus forming part of such registration statement at the time when the same becomes effective) in amounts equal to or exceeding $100,000 on such basis or bases as may from time to time be satisfactory to the Fund and set forth in its then current offering prospectus.

          4.5 Out of the above-mentioned premium, the Underwriter shall allow commissions or concessions to dealers and may allow them to others in its discretion in such amounts as the Underwriter shall determine from time to time; except as may be otherwise determined by the Underwriter and the Fund from time to time, such commissions or concessions shall be uniform to all dealers.

          4.6 The Underwriter will require all dealers to conform to the provisions hereof and the registration statement (and related prospectus) at the time in effect under the 33 Act with respect to the public offering price of the shares, and no dealer shall in any event withhold the placing of orders for the shares so that dealers shall profit as a result of such withholding by a change in the net asset value of the shares from that used in determining the price to the customer of such dealer or otherwise.

     5. At or prior to the delivery by the Fund to or on the order of the Underwriter of certificates for any share of capital stock, the Underwriter will pay or cause to be paid to the Fund or to its order an amount equal to the offering Price of such shares at which such order has been confirmed, less the premium included therein as aforesaid which shall constitute the entire sales load (including the entire compensation to the Underwriter and of any dealer) other than incidental issuance of sale expenses to be borne by the issuer. Delivery of certificates shall be made to or on the order of the Underwriter as promptly as practicable after confirmation of its order thereof. Certificates shall be registered in such names and amounts as the Underwriter may specify.

     6. The Underwriter, except as hereinafter stated, will pay or cause to be paid all expenses (other than expenses which one or more dealers may bear pursuant to any agreement with the Underwriter) incident to the sale and distribution of shares issued or sold hereunder, including, without limiting the generality of the foregoing, (i) all expenses of preparing, printing and distributing or disseminating any sales literature, advertising and selling aids in connection with the offering of the shares for sale (except that such expenses shall not include expenses incurred by the Fund in connection with the preparation, printing, and distribution of prospectuses and of any report or other communication to stockholders to the extent that such expenses are necessarily incurred to effect compliance by the Fund with any Federal or State law or to comply with the Articles of Incorporation or By-Laws of the Fund and director's fees and expenses necessarily incurred by directors in attendance at directors' meetings); (ii) expenses of advertising performed by the Underwriter in connection with such offerings. No transfer taxes, if any, which may be payable in connection with the issue or delivery of shares sold as herein shall be borne by the Fund, and the Underwriter will indemnify and hold the Fund harmless against liability for all such transfer taxes.

     7. The Fund will execute any and all documents and furnish any and all information which may be reasonably necessary in connection with the qualification of its shares of capital stock in such states as the Underwriter may reasonably request (it being understood that the Fund shall be required without its consent to qualify to do business in any jurisdiction or to comply with any requirement which in its opinion is unduly burdensome). The Underwriter, at its own expense, will effect all qualifications as dealer or broker or otherwise under all applicable state or Federal laws required in order that the shares may be sold in as broad a territory as practicable.

     8. The Fund will furnish to the Underwriter from time to time such information with respect to its shares as the Underwriter may reasonably request for use in connection with the sale of shares. The Underwriter will not use or distribute or authorize the use, distribution or dissemination by its dealers or others in connection with such sale of any literature, advertising or selling aids in any form or through any medium, written or oral, without prior written specific approval thereof by the Corporation.

     9. Nothing herein contained shall limit the right of the Fund, in its absolute discretion, to issue or sell shares of its capital stock for such other considerations (whether in connection with the acquisition of assets or shares or securities of another corporation or entity or with the merger or consolidation of any other corporation into or with the Fund, or otherwise) as and to the extent permitted by its charter and any applicable laws, or to issue or sell any such shares directly to the shareholders of the Fund, upon such terms and conditions and for such consideration, if any, as may be determined by the Board of Directors, whether pursuant to the distribution of subscription or purchase rights to such holders or by way of dividends or otherwise.

     10. At the request of the Fund, the Underwriter agrees to act as agent for the Fund for the repurchase or redemption of shares of the Fund at such prices as the Fund from time to time shall prescribe.

     11. In selling or reacquiring shares, the Underwriter agrees to conform to the requirements of all state and Federal laws relating to such sale or reacquisition, as the case may be, and will indemnify and hold the Fund harmless from any damage or expense on account of any wrongful act by the Underwriter or any employee, representative or agent of the Underwriter. The Underwriter will observe and be bound by all the provisions of the charter of the Fund and any fundamental policies adopted by the Fund pursuant to the Investment Company Act of 1940, as amended (the "40 Act"), notice of which has been given to the Underwriter.

          11.1 Neither the Underwriter, any dealer nor any other person is authorized by the Fund to give any information or to make any representation other than those contained (a) in the latest effective registration statement (and related prospectus) filed with the SEC under the 33 Act as such registration statement (and prospectus) may be amended from time to time, or (b) in any statement expressly authorized by the Fund for use in connection with any sale or reacquisition of capital stock for the account of the Fund.

     12.1 The Underwriter will:

          12.1(a) not, directly or indirectly (i) declare or pay any dividends or distributions (other than dividends payable in its capital stock), or (ii) use any part of its assets or property for the purchase, redemption or other retirement of shares of its capital stock, or (iii) make any other distribution or transfer of assets to its stockholders, unless in any such case, after giving effect to such action, the excess of its assets over its liabilities shall be at least $5,000;

          12.2(b)   at all times keep its assets (other than those,
such as office furniture and fixtures, equipment, records and the like required for the operation of the business herein contemplated) in cash or invested in readily marketable securities;

          12.3(c)   not incur any indebtedness on account of borrowing
or any other indebtedness except in the ordinary course of business in the performance of its obligations under this Agreement.

          12.4 Determination required hereunder shall be made by the independent public accountants of the Fund or of the Underwriter in accordance with the sound accounting practice at such reasonable intervals as the Fund may from time to time require.

     13. This Agreement shall continue in effect until such time as there remains no unsold balance of shares of capital stock effectively registered under the 33 Act; provided, however, that (a) this Agreement shall continue in effect for a period more than two years from the date hereof only so long as such continuance is specifically approved at least annually by the Board of Directors or a majority of the outstanding voting securities of the Fund, and (b) either party hereto may terminate this Agreement on any date by giving the other party at least six months prior written notice of such termination specifying the date fixed therefor, and (c) without prejudice to any other remedies, the Fund may terminate this Agreement at any time immediately upon failure of fulfillment of any of the obligations of the Underwriter hereunder or any of the conditions set forth in paragraph 12 hereof.

          13.1 This Agreement shall automatically terminate in the event of its assignment by the Underwriter, the term "assignment" having the meaning defined in Section 2(a)(4) of the 40 Act.

     14. Any notice under this Agreement shall be in writing addressed and delivered by mail, postage prepaid, to the party to whom addressed at the address given below, or at such other address as such party shall theretofore have designated (by notice given to the other party as herein provided) in writing for the receipt of such notice:

     To the Fund:





     To the Underwriter:



     IN WITNESS WHEREOF, the Fund and the Underwriter have each caused this Agreement to be executed on its behalf by an officer thereunto duly authorized on the day and year first above written.
                                   Dunwoody Brokerage
Penn Capital Funds, Inc.______     Services,Inc.
By:_/s/ James M. Beimel, Jr._ By: /s/ Robert T. Hopkins